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10.3 Capital Contribution Agreement between Sanepar and the state of Parana ................................................................

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                                                                    EXHIBIT 10.3


                                      Draft

                        Agreement by and between the State of Parana and Companhia de Saneamento do Parana -- Sanepar for repayment in cash with reference to the advance toward a future capital increase.

      COMPANHIA DE SANEAMENTO DO PARANA -- SANEPAR, a private, legal entity, a partially state-owned corporation with headquarters in Curitiba, at Rua Engenheiros Reboucas 1376, CNPJ [Taxpayer Identification] No. 76.484.013/0001-45, [represented] by its Executive Officers: Carlos Afonso Teixeira de Freitas, President and Chief Executive Officer, and Ricardo Del Guerra Perpetuo, Chief Financial Officer; and, the State of Parana, an internal, public legal entity, with headquarters in Curitiba, majority shareholder and controlling entity of Companhia de Saneamento do Parana, represented herein by the Honorable Governor of the State, Jaime Lerner, hereby sign this agreement for repayment to the State of the amount provided toward a future capital increase, and stipulate the following clauses:

CLAUSE ONE: The purpose of this Agreement is to establish the conditions under which SANEPAR will repay to the State of Parana the amount provided toward a future capital increase.

CLAUSE TWO: The parties set forth that the repayment must be made in Brazilian currency, not in shares of SANEPAR.

CLAUSE THREE: The repayment by SANEPAR must take place within 30 days after receiving the funds from the initial public offering (IPO); however, this is subject to the occurrence of the initial public offering and receipt of the funds.

CLAUSE FOUR: Repayment of the credits toward a future capital increase transferred by the State of Parana covers the period from June 1998 to December 2001, pursuant to the attached statement (Exhibit 1).

PARAGRAPH ONE: The nominal value of the credits is BRR 158,598,665.28 (One hundred fifty-eight million five hundred ninety-eight thousand six hundred sixty-five reais and twenty-eight centavos), representing the amounts contributed up to December 31, 2001.

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PARAGRAPH TWO: The above-mentioned nominal value was adjusted to December 31,
2001 and represents BRR 179,552,206.70 (One hundred seventy-nine million five hundred fifty-two thousand two hundred six reais and seventy centavos).

PARAGRAPH THREE: The values were adjusted in accordance with the change in the monthly TR (Taxa Referencial) [Benchmark Rate] issued by Banco Central do Brasil, added to the average annual interest rate paid by SANEPAR for its other loans, as follows:

1998: 8.31%
1999: 8.05%
2000: 8.08%
2001: 8.02%
2002: 8.02%

CLAUSE FIVE: The parties set forth that the repayment will be subject to the condition precedent mentioned in clause Three, making sure that in the event that the initial public offering (IPO) does not occur, the terms and conditions will be renegotiated for partial payment of the amounts contained in this Agreement.

PARAGRAPH ONE OF ONE: In the event that it is impossible to make the repayment in kind, Companhia de Saneamento do Parana reserves the right to make it in shares pursuant to Law 6404/76.

CLAUSE SIX: The value of the agreement refers to the adjusted amount of the credits toward a capital increase, that is, BRR 179,552,206.70 (One hundred seventy-nine million five hundred fifty-two thousand two hundred six reais and seventy centavos) as of December 31,2001.

PARAGRAPH ONE OF ONE: The current value of the main body of this clause will be adjusted as of January 1, 2002 to the TR -- Benchmark Rate added to the average annual interest rate paid by SANEPAR for its other loans in accordance with paragraph 3 of Clause Four -- up to the date of its actual payment.

CLAUSE SEVEN: This Agreement may be automatically rescinded in the event of a supervening legal provision that renders it impossible [to perform] for all intents and purposes.

CLAUSE EIGHT: The signatories may at any time terminate this Agreement, if administratively appropriate, for breach of its clauses, or on account of a supervening law, regulation or act that renders it impossible [to perform] for all intents and purposes.

CLAUSE NINE: Omissions arising from the execution of this Agreement will be settled by mutual agreement of the parties.


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CLAUSE TEN: The court of the District of Curitiba - PR is selected to settle any questions that may arise during the effective period of this Agreement.

CLAUSE ELEVEN: Future alterations that may be necessary to satisfy the purpose of this Agreement will be carried out by amendment.

CLAUSE TWELVE: This Agreement will terminate on December 12, 2002 and may be extended by the parties.

Therefore, having so agreed, the parties sign 4 (four) copies of this Agreement, each of the same tenor and form, in the presence of the witnesses listed below.

Curitiba,

                                 STATE OF PARANA
                                  JAIME LERNER
                                    GOVERNOR

                        CARLOS AFONSO TEIXEIRA DE FREITAS
                PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SANEPAR

                           RICARDO DEL GUERRA PERPETUO
                       CHIEF FINANCIAL OFFICER OF SANEPAR

WITNESSES:


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